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                                                                   EXHIBIT 10.57





                                 March 26, 1996
             (Amendment to and Restatement of March 1, 1996 Letter)


Board of Directors
Integrated Security Systems, Inc.
8200 Springwood Drive, Suite 230
Irving, TX  75063

         Re: Proposed Private Placement Pursuant to Registration Exemptions Under the Securities Act of 1933

Gentlemen:

         We are pleased to submit this letter with respect to a proposed private offering (the "Offering") by Integrated Security Systems, Inc. (the "Company"), a Delaware corporation, of up to 25,000 Units ("Unit" or "Units"). Each Unit shall be comprised of one (1) share of $20.00 convertible preferred stock ("Preferred Stock") and eight (8) common stock purchase warrants ("Warrants"). The offering price will be $20.00 per Unit. The minimum purchase will be 1,000 Units ($20,000), except a lesser amount may be sold with the consent of the Company and Placement Agent. The Units will be offered on a "best efforts" basis. Each share of Preferred Stock may be converted into twenty (20) shares of the Company's common stock ("Common Stock"). The Preferred Stock may be converted at the option of the Company if (i) the closing bid price of the Company's public traded common stock is at least $2.00 for no less than 20 of the preceding 30 trading days, and (ii) the shares of common stock that are to be received upon conversion of the Preferred Stock is registered or otherwise qualified for sale under applicable federal and state securities laws. Each Warrant will entitle the holder to purchase one share of Common Stock at an exercise price of $1.00 during the five (5) year period from the earlier of the sale of all the Units or the termination of the Offering. The Company agrees to file a registration statement with respect to its common stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrants to permit the public sale thereof pursuant to applicable federal and state laws. The registration statement shall be foiled no later than six (6) months following the earlier of the sale of all the Units or the termination of the Offering an the Company will use its best efforts to cause such registration statement to be declared effective by all applicable federal and state regulatory authorities. This letter is intended to set forth certain conditions and assumptions upon which Bathgate McColley Capital Group LLC (the "Placement Agent") would be willing to act a s the Placement Agent for the Offering.

         This letter contains amendment to the terms of the March 1, 1996 letter executed by the parties with respect to the Offering and otherwise is merely a restatement of the March 1, 1996 letter.

         Except for the provisions of paragraphs 3, 5, 6, 10, 14 and 15 hereof which are immediately binding on the parties hereto, it is understood that this letter is merely a statement of intent and, while the parties hereto agree in principle to the contents hereof and to proceed promptly and in good faith to negotiate the terms of the Offering contemplated herein, any legal obligations between the parties hereto shall be only pursuant to the terms and conditions set forth in an executed agreement (the "Placement Agent Agreement") in connection with the Offering. Accordingly, except as set forth in the preceding sentence, this letter does not constitute a binding agreement nor does it constitute an agreement to enter into an agreement, and each party acknowledges that the Offering proposed herein may never be completed.




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Further, each party agrees to take all reasonable steps necessary to protect its interests should the Offering not be completed or completed on terms other than those contemplated herein. Among other things, the Offering may not be completed if the Placement Agent is dissatisfied, in its sole discretion, with progress being made in the development and implementation of the Company's business plan, the market price of the Company's Common Stock or the financial condition of the Company.

         1. PRIVATE PLACEMENT MEMORANDUM. The Units will be offered and sold pursuant to exemptions from registration under the Securities Act of 1933, as amended (the "Act") and the Rules and Regulations promulgated thereunder, pursuant to a Private Placement Memorandum (the "Placement Memorandum") in a form satisfactory to the Placement Agent. The Company will engage the services of recognized securities legal counsel satisfactory to the Placement Agent in the preparation of the Placement Memorandum. All historical year end financial statements contained in the Placement Memorandum, as amended from time to time, will be in form and content satisfactory to the Placement Agent and legal counsel for the Placement (the "Placement Agent's Counsel"), and will have been prepared and reported on by independent certified public accountants satisfactory to the Placement Agent.

         2. OFFERING. The Placement Agent proposes to offer on behalf of the Company, subject to the terms and conditions of the Placement Agent Agreement and prevailing market conditions, up to 25,000 Units. The Placement Agent shall be entitled to a commission in the amount of ten percent (10%) of the total proceeds from the sale of the Units, except that the commission shall be five percent (5%) on any sales directed in writing to the Placement Agent by the Company.

         3. EXPENSES. The Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Units, including all expenses and fees incident to the preparation of the Placement Memorandum, the cost and legal counsel fees of the Company's counsel of qualification or obtaining exemptions therefrom under state securities laws, the fees and disbursements of legal counsel and accountants for the Company, the cost of preparing and printing the Placement Memoranda, the Company's costs of all meetings with prospective investors and selected dealers, the cost of printing as many Placement Memoranda as the Placement Agent may deem necessary, and all expenses incurred in connection with communications by the Company with prospective investors, the expenses of delivery of the Placement Memoranda to the Placement Agent and selected dealers, and any other expenses customarily paid by an issuer. Except as otherwise provided in this letter, the Placement Agent agrees to pay all fees and expenses of any legal counsel whom it may employ to represent it separately in connection with or on account of the proposed Offering by the Company and agrees to pay any mailing, telephone, travel and clerical costs and all other office costs incurred or to be incurred by the Placement Agent or by its representatives in connection with the Offering.

         4. CAPITALIZATION. The capitalization of the Company, as represented by issued and outstanding shares and shares underlying options and warrants are limited to the amounts set forth in Attachment A hereto.

         5. INDEMNIFICATION. The Company shall indemnify and hold the Placement Agent and each manager, member, employee, representative, agent, surety, guarantor, and each person who controls the Placement Agent within the meaning of Section 15 of the Act, harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which they may become subject and the Act, as amended, or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are in connection with this letter and the Placement Memorandum, except when the Placement Agent has been proven to be at fault due to fraud or negligence. The foregoing shall be in addition to the indemnification and contribution provisions set forth in the Placement Agent Agreement. The Company shall also indemnify and





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hold the Placement Agent and other indemnified person harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

         The Placement Agent and other indemnified persons shall give the Company prompt notice of any such liability, claim or lawsuit which it contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

         The Placement Agent shall indemnify and hold the Company and each officer, director, employee, representative, agent, surety, guarantor, and each person who controls the Company within the meaning of Section 15 of the Act, harmless against any and all liabilities, claims and lawsuits, including any and all awards and/or judgments to which they may become subject under the Act, as amended, or any other federal or state statute, at common law or otherwise, insofar as said liabilities, claims and lawsuits (including awards and/or judgments) arise out of or are based upon any statement or omission from the Placement Memorandum and related exhibits if such statement or omission was made in reliance upon information peculiarly within its knowledge and furnished in writing to the Company by the Placement Agent on its behalf specifically for use in connection with the preparation of the Placement Memorandum, except when the Company has been proven to be at fault due to fraud or negligence. The foregoing shall be in addition to the indemnification and contribution provisions set forth in the Placement Agent Agreement. In addition, the Placement Agent shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing.

         The Company and other indemnified persons shall give the Placement Agent prompt notice of any such liability, claim or lawsuit which it contends is the subject matter of the Placement Agent's indemnification and the Placement Agent thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim or lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.

         6.      DUE DILIGENCE INVESTIGATION.   The Company shall supply and
deliver to the Placement Agent and the Placement Agent's Counsel at their respective offices, all documents and other information required to enable them to make such investigation of the Company an its past and present business as they shall desire and shall make available to them such persons as they deem reasonably necessary or appropriate in order to verify or substantiate any document or other information regarding the Company.

         It is expressly understood and agreed that the Placement Agent and Placement Agent's Counsel will be undertaking a thorough review of all of the Company's past and present business activities, including contractual commitments and operational practices, and background verifications of persons affiliated with the Company. In the event that these do not meet with the approval of the Placement Agent, the Placement Agent may elect not to proceed with the Offering.

         7. BLUE-SKY LAWS. It is understood and agreed by the Company and the Placement Agent that it shall be a condition of the Offering that the sale of the Units be registered or otherwise qualified or exempt from the registration for offer and sale in those states as may be reasonably requested by the Placement Agent. Copies of all applications for the registration, qualification or exemption from qualification or registration of the Units and related documents will be filed by the Company's Counsel with the various states and shall be supplied to the Placement Agent's Counsel, concurrently with their transmission to the various states.





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The expense of such filings, including legal fees of Company's Counsel, shall be promptly paid by the Company.

         8. PLACEMENT AGENT'S WARRANTS. On the earlier of the completion of or the termination of the Offering, the Company will sell to the Placement Agent for a purchase price of $50.00, warrants to purchase that number of Units ("Placement Agent's Warrants") equal to fifteen percent (15%) of the number of Units sold in the Offering at an exercise price of $20.00 per Unit. The Placement Agent's Warrants may be issued of the securities underlying the Units at the request of the Placement Agent. However, should the issuance of these Placement Agent's Warrants result in total potential outstanding common shares in excess of the number authorized, which is presently 11,000,000, the issuance of said Placement Agent's Warrants will at all times be limited to the maximum number issuable within the total authorized share limitation. Further, should the Placement Agent's Warrants issued be limited as a result of this authorized share limitation, the Company will undertake, within 180 days of the earlier of the completion of or the termination of the Offering, to request shareholder approval for additional authorized shares in an amount which would allow the balance of the Placement Agent's Warrants to be issued and will continue to use its best efforts to obtain such approval until all the Placement Agent Warrants can be issued.

         Each Unit underlying the Placement Agent's Warrants will be identical to the Units sold in the Offering. Additionally, the Placement Agent's Warrants shall contain customary anti-dilution provisions, a one-time demand registration provision, customary piggyback registration rights, cashless exercise provisions and shall otherwise be in form and substance satisfactory to the Placement Agent. The Placement Agents Warrants will be exercisable during the five (5) year period commencing on the date the Offering is completed or terminated, whichever date is earlier. The Placement Agent's Warrants and securities underlying them shall be included in the registration statement referenced in the initial paragraph of this letter.

         9. NON-ACCOUNTABLE EXPENSE ALLOWANCE. The Company shall reimburse the Placement Agent for its expenses on a non-accountable, non-refundable basis. The total non-accountable expense allowance shall be an amount equal to three percent (3%) of the gross proceeds derived from the Offering.

         10. CORPORATE CONSULTING AGREEMENT. The Company will engage the services of the Placement Agent pursuant to the terms of a corporate consulting agreement as mutually agreed to by the parties. At the time of the signing of the corporate consulting agreement, the Company will deliver warrants to purchase up to 200,000 shares of the Company's common stock to the Placement Agent. Each Warrant will entitle the holder to purchase one share of common stock at an exercise price of $1.00 during the five (5) year period commencing one (1) year from the date of the consulting agreement. The term of the corporate consulting agreement shall be for a period of twenty-four (24) months and the total fee payable to the Placement Agent shall be $84,000. The corporate consulting agreement shall provide for additional compensation in accordance with the Lehman Formula for all merger and acquisition services provided by the Placement Agent to the Company.

         11. EXCHANGE OF PROMISSORY NOTES. The Placement Agent has previously assisted the Company in raising $250,000 through the sale of promissory notes of the Company. The sale of the promissory notes is separate from the Offering. To the extent that the holders exchange the promissory notes for preferred stock and/or other securities of the Company, the Company agrees to pay the Placement Agent, as additional commission, eight percent (8%) of the face amount of such promissory notes exchanged in connection with such transactions. Such exchanges, if any, shall be separate and apart from the Units being sold in the Offering and shall not affect any of the terms of the Offering.

         12. SELECTION OF PRINTER. Any financial printing company utilized for the printing of the Placement Memorandum shall be reasonably acceptable to the Placement Agent.





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Further, the form, size, style and quality of the Placement Memorandum shall be determine by the Placement Agent.

         13. CONFLICT WITH LAW. It is understood that if any provision of this letter conflicts with the Act, the Rules and Regulations, the blue-sky laws of any state in which the Offering is to be qualified, the NASD, or any other governmental authority, either state or federal, possessing jurisdiction over the offer, sale and issuance of the Units, the Company shall meet with the Placement Agent and amend this letter to alleviate the conflict.

         14. NO SIMULTANEOUS NEGOTIATIONS. Pending completion of the financing contemplated herein, the Company agrees that it will not negotiate with any other placement agent or other person relating to a possible private offering of its securities.

         15. LAWS AND JURISDICTION TO GOVERN. This letter shall be construed and enforced in accordance with the laws of the State of Colorado and the parties agree to submit themselves to the jurisdiction of the courts of the State of Colorado which shall be the sole tribunal in which any parties may institute and maintain a legal proceeding against the other party arising from any dispute as to this letter. In the event any party initiates a legal proceeding in a jurisdiction other than in the courts of the State of Colorado, the other party may assert as complete defense and as a basis for dismissal of such legal proceeding that the legal proceeding was not initiated and maintained in the courts of the State of Colorado in accordance with the provisions of this paragraph.

         16. CONSTRUCTION OF LETTER. This letter summarizes the intentions of the Placement Agent and the Company regarding the proposed Offering of the Company and confirms that the Placement Agent is granted the right to proceed with the Offering as described above. Should any provision or portion of any provision of this letter be invalid for any reason, the validity of the remaining provisions or of the other portion of the provision in question shall not be affected thereby.

         If the foregoing is acceptable to you, please sign and return two copies of this letter to the Placement Agent. Upon receipt of the executed copies of this letter, the Placement Agent shall instruct the Placement Agent's Counsel to begin work on the due diligence investigation and to review the Placement Memorandum and other documents and materials prepared by the Company and its counsel in connection with the proposed Offering.

                                        Sincerely,


                                        BATHGATE MCCOLLEY CAPITAL GROUP LLC


                                        By: /s/ Eugene C. McColley
                                           -----------------------------------
                                            Eugene C. McColley, Manager


UNDERSTOOD AND ACCEPTED this 26th day of March, 1996.

                                        INTEGRATED SECURITY SYSTEMS, INC.


                                        By: /s/ Gerald K. Beckmann
                                           -----------------------------------
                                            Gerald K. Beckmann, President





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                                  ATTACHMENT A

                              ISSI Capitalization
                              as of March 1, 1996


Issued:

         Common stock issued and outstanding                        3,829,693 Shares


Issuable Upon Conversion or Exercise:

         Convertible preferred:  34,168 shares issued and
         Outstanding convertible into 29.85 shares of Common
         Stock issuable upon conversion                             1,019,929 Shares

         Stock Options:

                 Non-qualified options awarded
                 with average exercise price of $2.27                 420,905 Shares

                 Incentive stock options awarded
                 with an average exercise price of $1.97              367,333 Shares

Warrants:

                 Preferred Stock @ $.67 exercise price                136,668 Shares

                 Bridge Loan
                          IPO @ $1.00 exercise price                  123,000 Shares
                          1994 @ $1.06 exercise price                 196,800 Shares

                 IPO Warrants @ $6.75 exercise price                1,667,500 Shares

                 The Equity Group @ $1.00 exercise price               80,000 Shares

                 Initial Bridge Extension @ $.01 exercise price        58,457 Shares

                 MRI Note @ $.75 exercise price                        10,000 Shares

                 PRT Note @ $1.17 exercise price                       13,200 Shares

                 Feb. Bridge Extension @ $.01 exercise price           14,610 Shares

                 Mar. Bridge Extension @ $.01 exercise price           14,610 Shares
                                                                    ----------------
Total Issued                                                        7,952,705 Shares


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